March 2, 2001



Board of Directors
Jackson National Life Insurance Company
1 Corporate Way
Lansing, MI  48951

         Re:      Jackson National Life Insurance Company
                  Jackson National Separate Account IV
                  Registration Statement on Form S-6 (File No. 333-36506)

Gentlemen:

You have requested our Opinion of Counsel in connection with the filing with the Securities and Exchange Commission of Pre-Effective Amendment No. 1 to a Registration Statement on Form S-6 for the Modified Single Premium Variable Life Insurance Policies (the "Policies") to be issued by Jackson National Life Insurance Company and its separate account, Jackson National Separate Account IV.

We have made such examination of the law and have examined such records and documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

We are of the following opinions:

         1. Jackson National Separate Account IV is a Unit Investment Trust as that term is defined in Section 4(2) of the Investment Company Act of 1940 (the "Act"), and is currently registered with the Securities and Exchange Commission, pursuant to Section 8(b) of the Act.

         2. Upon the acceptance of premiums made by an Owner pursuant to a Policy issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable law, such an Owner will have a legally-issued, fully paid, non-assessable contractual interest under such Policy.
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Board of Directors
Jackson National Life Insurance Company
March 2, 2001
Page 2

You may use this opinion letter, or a copy thereof, as an exhibit to Pre-Effective Amendment No. 1 to the Registration Statement.

                                   Sincerely,




                                    By:  /s/ Patrick W. Garcy
                                         ---------------------------------------
                                    Patrick W. Garcy
                                    Assistant Vice President and
                                      Associate General Counsel
                                    Jackson National Life Insurance Company